UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:(425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, Gregg A. Kaplan, President and Chief Operating Officer of Coinstar, Inc. (“Coinstar” or the “Company”), informed the Company that he is taking a temporary leave of absence due to a family member illness. Mr. Kaplan expects to return to the Company in April 2012. On January 30, 2012, the Board of Directors of Coinstar named J. Scott Di Valerio, the Company’s Chief Financial Officer, as Interim President of Coinstar’s wholly owned subsidiary, Redbox Automated Retail, LLC, and Paul D. Davis, Coinstar’s Chief Executive Officer, assumed the duties and responsibilities of President and Chief Operating Officer of Coinstar, until Mr. Kaplan returns.

For additional information regarding Mr. Davis and Mr. Di Valerio, please review the relevant disclosures in the Company’s 2011 Proxy Statement, filed with the Securities and Exchange Commission on April 25, 2011, which are incorporated by reference herein.

Certain statements in the foregoing are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this Current Report on Form 8-K include statements regarding Mr. Kaplan’s return from his temporary leave of absence. Forward-looking statements are not guarantees of future events, and actual events may vary materially from the events described or implied in such statements. Differences may result from risks and uncertainties beyond our control including, but not limited to, Mr. Kaplan’s personal circumstances. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date hereof. Coinstar undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Donald R. Rench
Date: January 30, 2012		Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

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